Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-193837 on Form S-4 of eOn Communications Corporation of our report dated November 12, 2013 (February 5, 2014 as to note 16), relating to our audits of the consolidated financial statements, appearing in the joint proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such joint proxy statement/prospectus.

/s/	HORNE LLP

Ridgeland, Mississippi

April 23, 2014